UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 4, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 (Costs Associated with Exit or Disposal Activities)

On May 4, 2005, IBM announced it plans to implement a series of restructuring actions designed to improve the company's efficiencies, strengthen its client-facing operations and capture opportunities in high-growth markets.  The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 4, 2005

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT I

IBM PLANS RESTRUCTURING ACTIONS TO

ACCELERATE GLOBAL INTEGRATION OF OPERATIONS,

COMPANY WILL TAKE SECOND-QUARTER CHARGE

ARMONK, N.Y., May 4, 2005 . . .. IBM today announced it plans to implement a series of restructuring actions designed to improve the company’s efficiencies, strengthen its client-facing operations and capture opportunities in high-growth markets.

The actions will accelerate progress toward more globally integrated operations, while addressing profitability in slower-growth regions, primarily in Europe.  These actions will also allow IBM to shift resources to higher-growth markets and opportunities such as Business Performance Transformation Services.

As a result, IBM estimates that it will record a pre-tax charge of between $1.3 billion and $1.7 billion in the second quarter.  The company expects to realize benefits starting in the second half of the year.

The company plans to realign its operations and organizational structure in Europe to improve the speed of execution and better meet the needs of its clients.  The success of this strategy will depend on reducing bureaucracy and infrastructure in lower-growth countries and creating teams that can work across country borders, shifting more employees into direct client roles that support the company’s plans to deliver higher-value services and products.  This eliminates the need for a traditional pan-European management layer to coordinate activity.  As a result, IBM will create a number of smaller, more flexible local operating units in Europe to increase direct client contact.

On a worldwide basis, IBM plans to improve the efficiency of its services operations by consolidating much of the service delivery workload into fewer locations by using standard job roles, processes and tools.

IBM’s restructuring actions include voluntary and involuntary workforce reductions of between 10,000 and 13,000 employees worldwide.  The majority of the overall workforce reductions are planned for Europe, and the company has initiated discussions of these changes with local consultation bodies.

Additional details about the actions will be provided during a conference call and Webcast hosted by IBM Senior Vice President and Chief Financial Officer, Mark Loughridge, on Thursday, May 5, beginning at 8 a.m. EDT.  Investors and press may view the Webcast at http://www.ibm.com/investor/events/ir0505/.  Replays will be available shortly after the original Webcast.

Contact:                     IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com